EXHIBIT 99.1

KATE SPADE & COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS AND IS REVIEWING STRATEGIC ALTERNATIVES

•	Direct-to-consumer comparable sales growth of 9% for the fourth quarter and for the full year 2016
•

Net sales increased $42 million, or 10% for the fourth quarter on a reported basis; full year net sales increased $139 million, or 11% on a reported basis and increased $166 million, or 14%, excluding wind-down operations in 2015

•

Fourth quarter net income of $86 million, or 18% of net sales and Adjusted EBITDA of $118 million, or 25% of net sales; full year net income of $154 million, or 11% of net sales and Adjusted EBITDA of $261 million, or 19% of net sales

•

Diluted earnings per share from continuing operations of $0.67 for the quarter on a reported basis; diluted earnings per share of $0.41 for the quarter using a normalized tax rate; full year diluted earnings per share from continuing operations of $1.17 on a reported basis and $0.70 using a normalized tax rate

•	The Company is in the process of reviewing strategic alternatives to enhance shareholder value; therefore, no forward-looking guidance will be provided at this time

NEW YORK – FEBRUARY 16, 2017 – Kate Spade & Company (NYSE:KATE) today announced results for the fourth quarter and full year ended December 31, 2016.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “Our solid fourth quarter and fiscal year performance demonstrate the strength of our differentiated business model, as we continued to gain market share and deliver strong growth despite a challenging retail environment. In 2016, we further strengthened our handbag portfolio, introduced new categories to our casual ready-to-wear classifications, and thoughtfully expanded our global store base, opening 52 net new owned and partner-operated stores. At the same time, we remain committed to maximizing value and are exploring strategic alternatives that are in the best interests of our Company and shareholders.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added: “We are pleased to report top-line growth of 14% for the full-year. In 2016, we delivered Adjusted EBITDA margin expansion of 220 basis points compared to the prior year, reflecting our ongoing focus on expense management, as well as the benefit of lower annual incentive compensation year-over-year. We generated robust cash flow and ended the year in a strong financial position, and with nearly $500 million in cash.”

For the full year 2016 on a GAAP basis, the Company recorded income from continuing operations of $152 million, or $1.17 per diluted share, compared to income from continuing operations for the full year 2015 of $22 million, or $0.17 per diluted share. Diluted earnings per share from continuing operations for the full year 2016 were $0.70, using a normalized tax rate, compared to Adjusted diluted earnings per share of $0.48 for the full year 2015. Net sales for the full year 2016 were $1.381 billion, an increase of $139 million, or 11.2%, compared to the full year 2015. Net sales for the full year 2016 increased $166 million, or 13.7%, excluding sales for wind-down operations for the full year 2015. Adjusted EBITDA was $261 million for the full year 2016, compared to Adjusted EBITDA, excluding wind-down operations of $203 million for the full year 2015.

REVIEW OF STRATEGIC ALTERNATIVES

Kate Spade & Company’s Board of Directors, together with management and in consultation with Perella Weinberg Partners as its financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison as its legal counsel, is conducting a process to explore and evaluate strategic alternatives to further enhance shareholder value. The Board plans to proceed in a timely manner, but has not set a definitive timetable for completion of this process. There can be no assurance that this review process will result in a transaction or other strategic alternative of any kind. The Company does not intend to disclose developments or provide updates on the progress or status of this process or discuss with investors the Company’s results of operations until it deems further disclosure is appropriate or required. Additionally, no forward-looking guidance will be provided at this time.

FOURTH QUARTER RESULTS

Overall Results

Net sales for the fourth quarter of 2016 were $471 million, an increase of $42 million, or 9.8% compared to the fourth quarter of 2015. Net sales for the fourth quarter of 2016 increased $43 million, or 10.1%, excluding sales for wind-down operations for the fourth quarter of 2015. Fourth quarter 2016 direct-to-consumer comparable sales growth was 9.3%, or (1.5)% excluding eCommerce. Comparable sales per square foot for kate spade new york stores were $1,557 for the latest twelve months, compared to $1,615 for the twelve month period ended October 1, 2016, partially impacted by foreign exchange rates.

Gross profit as a percentage of net sales was 59.2% for the fourth quarter of 2016, compared to 60.2% for the fourth quarter of 2015.  Gross profit for the fourth quarter of 2015 was 60.3%, excluding the results of wind-down operations.

Selling, general & administrative expenses were $184 million in the fourth quarter of both 2016 and 2015, or 39.1% and 43.0% of net sales, respectively.  Excluding the results of wind-down operations and expenses associated with streamlining activities, selling, general & administrative expenses in the fourth quarter of 2015 were $182 million, or 42.4% of net sales.

Income from continuing operations was $87 million, or $0.67 per diluted share in the fourth quarter of 2016, compared to $62 million, or $0.48 per diluted share, in the fourth quarter of 2015. Diluted earnings per share from continuing operations in the fourth quarter of 2016 using a normalized tax rate were $0.41, compared to adjusted diluted earnings per share of $0.32 in the fourth quarter of 2015.

Segment Highlights

•

Kate Spade North America net sales for the fourth quarter of 2016 were $407 million, an increase of $35 million, or 9.5% compared to the fourth quarter of 2015. Kate Spade North America Segment Adjusted EBITDA was $107 million  (26.4% of net sales) for the fourth quarter of 2016 compared to $91 million (24.5% of net sales) for the fourth quarter of 2015.

•

Kate Spade International net sales for the fourth quarter of 2016 were $59 million, an increase of $6 million, or 12.4% compared to the fourth quarter of 2015. Net sales for the fourth quarter of 2016 increased $8 million, or 15.2%, excluding sales for wind-down operations for the fourth quarter of 2015. Kate Spade International Segment Adjusted EBITDA was $10 million (17.1% of net sales) for the fourth quarter of 2016 and $4 million (8.6% of net sales) in 2015.  Segment Adjusted EBITDA Excluding Wind-Down Operations was $5 million  (9.1% of adjusted net sales) for the fourth quarter of 2015.

•

Adelington Design Group net sales for the fourth quarter of 2016 were $6 million, an increase of 2.3% compared to the fourth quarter of 2015. Adelington Design Group Segment Adjusted EBITDA was $1 million (14.4% of net sales) for the fourth quarter of 2016, compared to $2 million (32.3% of net sales) for the fourth quarter of 2015. Segment Adjusted EBITDA Excluding Wind-Down Operations was $1 million (26.6% of net sales) for the fourth quarter of 2015.

Store Count Information

		Q4 2016
	Q3 2016	Net Store Openings	Q4 2016
North America Owned Stores
Specialty	108	-	108
Outlet	67	1	68
Total North America Owned Stores	175	1	176
Average Square Feet (in ‘000s)	403		409

International Owned Stores
Specialty	25	-	25
Outlet	14	-	14
Concessions	54	-	54
Total International Owned Stores	93	-	93
Average Square Feet (in ‘000s)	87		87

Total Owned Store Count	268	1	269
Average Owned Square Feet (in ‘000s)	490		496

Partner Operated Stores	92	13	105
Greater China Joint Venture Stores	42	3	45
Total Partnered Store Count	134	16	150

Total Store Count	402	17	419

Total Licensee Operated Partnered Stores	29	-	29

Total Store Footprint	431	17	448

CONFERENCE CALL INFORMATION

The Company will host a pre-recorded conference call at 8:30 a.m. Eastern time today to discuss its financial results for the fourth quarter and fiscal year 2016. The conference call will be limited to prepared remarks from Craig Leavitt, Chief Executive Officer, and George Carrara, President and Chief Operating Officer, and will not include a Q&A session.

The dial-in number is 1-888-694-4676 with pass code 70910517. The webcast can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations will be available in the Company’s Form 10-K for the full year 2016 to be filed with the Securities and Exchange Commission.

PRESENTATION OF GAAP FINANCIAL INFORMATION

As the audit of the Company’s 2016 financial statements is not complete, the results presented in this press release are estimated and preliminary, and, therefore, may change. No party has reviewed or audited the preliminary results presented in this release.

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION AND KEY OPERATING METRICS

The income from continuing operations for 2016 and 2015 is presented on a GAAP basis and also adjusted by multiplying pretax income by a normalized tax rate. The Company presents the below-described Adjusted EBITDA measures, 2016 results using a normalized tax rate and 2015 adjusted results because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

Adjusted income from continuing operations and Adjusted EBITDA for the fourth quarter and twelve months of 2015 exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives (such as severance costs, contract termination costs, asset write-downs and other costs) and brand-exiting activities, acquisition related costs and loss on settlement of note receivable. The adjusted results for 2015 also exclude a $26 million charge related to the termination of certain contracts with the Company’s former joint venture partner in Kate Spade China Co., Ltd. In addition to those items, the Company presents its 2015 adjusted results further adjusted to exclude the adjusted results of wind-down operations (Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and brand exits in the Adelington Design Group segment). The Company believes that the adjusted results excluding wind-down operations provide a presentation of its 2015 results that will provide investors with a means to compare those results to its 2016 results. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. The Company presents Adjusted EBITDA, which it defines as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, loss on settlement of note receivable, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. The Company also presents Adjusted EBITDA Excluding Wind-Down Operations, which the Company defines as Adjusted EBITDA further adjusted to remove the Adjusted EBITDA of Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and the brand exits in the Adelington Design Group segment.  The Company believes this Adjusted EBITDA measure provides a presentation of its 2015 results that will provide investors with a means to compare those results to its 2016 results. The Company presents non-GAAP financial measures because it uses such measures to monitor the performance of its business on a comparable basis and to determine certain levels of compensation. The Company believes the presentation of these measures enhances the ability of its investors to analyze trends in its business and provides them with a means to compare periods that may be affected by various items that might obscure trends or developments in its business. References to amounts “on a comparable basis” mean that those amounts exclude the impact of wind-down operations.

The Company determined that the Kate Spade Saturday, Jack Spade, Kate Spade Brazil and Adelington Design Group initiatives in 2015 did not represent a strategic shift in the Company’s operations and therefore did not present these activities as discontinued operations.

The Company evaluates comparable sales productivity based on comparable net sales per average square foot, which is defined as net sales divided by the average of beginning and end of period gross square feet and excludes e-commerce net sales. The Company’s policy regarding its calculation of comparable direct-to-consumer net sales is discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its most recent Annual Report on Form 10-K filed with the SEC on March 1, 2016. The Company presents the above described key operating metrics because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) operates principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade.  The Company’s four category pillars – women’s, men’s, children’s and home – span demographics, genders and geographies. Known for crisp color, graphic prints and playful sophistication, kate spade new york aims to inspire a more interesting life. The kate spade new york collection includes the Madison Avenue, Broome Street and on purpose labels. Jack Spade offers a timeless and versatile assortment of bags, sportswear and tailored clothing founded on the aesthetic of simple, purposeful design. The Company also owns Adelington Design Group, a private brand jewelry design and development group. Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), and oral statements made by, or with the approval of, our authorized personnel, that relate to our plans and expectations for future periods are forward-looking statements under the Private Securities Litigation Reform Act of 1995.  Words such as “intend,” “expect,” “contemplate,” “anticipate,” “believe,” “plan,” “forecast,” “target,” “aim,” “project,” “on track,” “are positioned to,” “estimate,” “may,” “will,” “should” and variations of such words and similar expressions and phrases are intended to identify such forward-looking statements. You should not place undue reliance on such forward-looking statements, as they are not guarantees of performance or results. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are simply estimates reflecting the best judgment of our senior management and involve, and are subject to, a number of risks and uncertainties, many of which are beyond our control and which could cause actual results to differ materially from those suggested by the forward-looking statements. These risks are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2016 and any subsequent quarterly reports on Form 10-Q. All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to us or any person acting on our behalf are qualified by these cautionary statements. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(All amounts in thousands, except per common share data)

(Preliminary and Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2016	% of	January 2, 2016	% of
	(13 Weeks)	Sales	(13 Weeks)	Sales

Net Sales	$470,837	100.0%	$428,958	100.0%
Cost of goods sold	192,032	40.8%	170,870	39.8%
Gross Profit	278,805	59.2%	258,088	60.2%
Selling, general & administrative expenses	184,062	39.1%	184,427	43.0%
Operating Income	94,743	20.1%	73,661	17.2%
Other expense, net	(2,195)	(0.5)%	(6,359)	(1.5)%
Interest expense, net	(4,861)	(1.0)%	(5,170)	(1.2)%
Income Before Provision for Income Taxes	87,687	18.6%	62,132	14.5%
Provision for income taxes	1,107	0.2%	624	0.1%
Income from Continuing Operations	86,580	18.4%	61,508	14.3%
Discontinued operations, net of income taxes	(1,033)		(44)
Net Income	$85,547		$61,464

Earnings per Share:
Basic
Income from Continuing Operations	$0.68		$0.48
Net Income	$0.67		$0.48

Diluted
Income from Continuing Operations	$0.67		$0.48
Net Income	$0.66		$0.48

Weighted Average Shares, Basic	128,139		127,703
Weighted Average Shares, Diluted	129,425		128,267

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(All amounts in thousands, except per common share data)

(Preliminary and Unaudited)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2016	% of	January 2, 2016	% of
	(52 Weeks)	Sales	(52 Weeks)	Sales

Net Sales	$1,381,478	100.0%	$1,242,720	100.0%
Cost of goods sold	554,558	40.1%	488,613	39.3%
Gross Profit	826,920	59.9%	754,107	60.7%
Selling, general & administrative expenses	643,307	46.6%	687,709	55.3%
Operating Income	183,613	13.3%	66,398	5.3%
Other expense, net	(8,270)	(0.6)%	(11,137)	(0.9)%
Loss on settlement of note receivable	—	—	(9,873)	(0.8)%
Interest expense, net	(19,714)	(1.4)%	(19,152)	(1.5)%
Income Before Provision for Income Taxes	155,629	11.3%	26,236	2.1%
Provision for income taxes	4,071	0.3%	4,528	0.4%
Income from Continuing Operations	151,558	11.0%	21,708	1.7%
Discontinued operations, net of income taxes	2,024		(4,621)
Net Income	$153,582		$17,087

Earnings per Share:
Basic
Income from Continuing Operations	$1.18		$0.17
Net Income	$1.20		$0.13

Diluted
Income from Continuing Operations	$1.17		$0.17
Net Income	$1.19		$0.13

Weighted Average Shares, Basic	128,043		127,634
Weighted Average Shares, Diluted	129,164		128,222

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

(Preliminary and Unaudited)

	December 31, 2016	January 2, 2016
Assets
Current Assets:
Cash and cash equivalents	$478,536	$297,851
Accounts receivable - trade, net	77,487	96,850
Inventories, net	167,461	191,879
Other current assets	34,024	34,245
Total current assets	757,508	620,825

Property and Equipment, Net	167,192	173,963
Goodwill	50,045	48,730
Intangibles, Net	86,703	86,288
Other Assets	48,871	45,791
Total Assets	$1,110,319	$975,597

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$3,664	$3,625
Other current liabilities	220,785	262,662
Total current liabilities	224,449	266,287

Long-Term Debt	389,742	393,168
Other Non-Current Liabilities	66,197	70,921
Stockholders’ Equity	429,931	245,221
Total Liabilities and Stockholders’ Equity	$1,110,319	$975,597

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

(Preliminary and Unaudited)

	Twelve Months Ended
	December 31, 2016	January 2, 2016
	(52 Weeks)	(52 Weeks)
Cash Flows from Operating Activities:
Net income	$153,582	$17,087
Adjustments to arrive at income from continuing operations	(2,024)	4,621
Income from continuing operations	151,558	21,708

Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	49,336	49,937
Loss on asset disposals and impairments, including streamlining initiatives, net	9,204	13,600
Deferred income taxes	(1,110)	474
Share-based compensation	27,139	25,577
Loss on settlement of note receivable	—	9,873
Foreign currency transaction losses, net	2,908	4,845
Equity losses of equity investees	6,450	6,694
Other, net	(58)	(281)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable - trade, net	19,809	(7,540)
Decrease (increase) in inventories, net	24,878	(42,540)
(Increase) decrease in other current and non-current assets	(3,076)	5,597
(Decrease) increase in accounts payable	(18,106)	23,911
(Decrease) increase in accrued expenses and other non-current liabilities	(23,687)	7,773
Increase in income taxes payable	2,085	912
Net cash used in operating activities of discontinued operations	(2,444)	(14,964)
Net cash provided by operating activities	244,886	105,576

Cash Flows from Investing Activities:
Proceeds from sales of property and equipment	—	816
Purchases of property and equipment	(46,260)	(55,084)
Proceeds from sales of joint venture interests, net	(2,350)	17,621
Investments in and advances to equity investees	(6,500)	(5,000)
Payment for joint venture interest	—	(10,000)
Payments for in-store merchandise shops	(2,889)	(5,123)
Net proceeds from settlement of note receivable	—	75,128
Purchase of trademarks	(1,200)	—
Other, net	(45)	276
Net cash provided by investing activities of discontinued operations	—	634
Net cash (used in) provided by investing activities	(59,244)	19,268

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	—	2,000
Repayment of borrowings under revolving credit agreement	—	(8,000)
Repayment of Term Loan	(4,000)	(3,000)
Principal payments under capital lease obligations	(513)	(459)
Proceeds from exercise of stock options	2,631	2,464
Payment of deferred financing fees	(1,275)	(1,473)
Net cash used in financing activities	(3,157)	(8,468)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1,800)	(2,569)

Net Change in Cash and Cash Equivalents	180,685	113,807
Cash and Cash Equivalents at Beginning of Year	297,851	184,044
Cash and Cash Equivalents at End of Year	$478,536	$297,851

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

(Preliminary and Unaudited)

Three Months Ended
December 31, 2016
(13 Weeks)

Total Net Sales	$470,837
KATE SPADE North America	406,584
KATE SPADE International	58,576
Adelington Design Group	5,677

Gross Profit	278,805

SG&A	184,062

Operating Income	$94,743

Other expense, net	(2,195)
Interest expense, net	(4,861)
Provision for income taxes	1,107
Income from Continuing Operations	$86,580

Discontinued operations, net of income taxes	(1,033)

Net Income	$85,547

Basic Earnings per Common Share from Continuing Operations	$0.68
Diluted Earnings per Common Share from Continuing Operations	$0.67

Reconciliation of Adjusted Income from Continuing Operations:
Net Income, per above	$85,547
Less: discontinued operations, net of income taxes	1,033
Adjustment to provision for income taxes	(34,024)
Adjusted Income from Continuing Operations (a)	$52,556

Adjusted Basic Earnings per Common Share from Continuing Operations	$0.41
Adjusted Diluted Earnings per Common Share from Continuing Operations (b)	$0.41

Reconciliation of Adjusted EBITDA:
Net Income, per above	$85,547
Adjustments:
Depreciation and amortization, asset impairments and losses on asset disposals, net (c)	19,099
Share-based compensation	4,911
Foreign currency adjustments, net	1,859
Interest expense, net	4,861
Provision for income taxes	(1,107)
Discontinued operations, net of income taxes	1,033
Adjusted EBITDA	$118,417

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (d):
KATE SPADE North America	$107,447
KATE SPADE International (e)	10,012
Adelington Design Group	818
Other (f)	140
Adjusted EBITDA	$118,417

Adjusted EBITDA Margin
KATE SPADE North America	26.4%
KATE SPADE International (e)	17.1%
Adelington Design Group	14.4%
Kate Spade & Company	25.2%

(a)

Adjusted amount represents pretax income multiplied by a normalized tax rate of 40.0%, plus $(0.1) million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(b)	Adjusted diluted earnings per share for the three months ended December 31, 2016 are based on 129,425 shares outstanding.
(c)	Excludes amortization included in Interest expense, net.
(d)

Segment Adjusted EBITDA excludes (i) depreciation and amortization and (ii) losses on asset disposals and impairments. The costs of all corporate departments that serve the respective segment are fully allocated, other than non-cash share-based compensation expense. The Company does not allocate amounts reported below Operating income to its reportable segments, other than equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(e)	Amounts include equity in the losses of equity method investees of $476.
(f)	Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $1,859 and equity in the losses of equity method investees of $476.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

(Unaudited)

					Adjusted Results
		Streamlining		Results of Wind-Down	(Excluding Wind-
	Reported (a)	Initiatives (b)	Adjusted Results	Operations (c)	Down Operations) (d)
Three Months Ended January 2, 2016 (13 Weeks)
Total Net Sales	$428,958		$428,958	$(1,153)	$427,805
KATE SPADE North America	371,314		371,314	89	371,403
KATE SPADE International	52,095		52,095	(1,242)	50,853
Adelington Design Group	5,549		5,549	—	5,549

Gross Profit	258,088		258,088	(262)	257,826

SG&A	184,427	$(2,573)	181,854	(259)	181,595

Operating Income	$73,661	$2,573	$76,234	$(3)	$76,231

Other expense, net	(6,359)	5,304	(1,055)		(1,055)
Interest expense, net	(5,170)		(5,170)		(5,170)
Provision for income taxes (e)	624	27,809	28,433	(1)	28,432
Income from Continuing Operations	$61,508	$(19,932)	$41,576	$(2)	$41,574

Discontinued operations, net of income taxes	(44)

Net Income	$61,464

Basic Earnings per Common Share from Continuing Operations	$0.48		$0.33		$0.33
Diluted Earnings per Common Share from Continuing Operations (f)	$0.48		$0.32		$0.32

Reconciliation of Adjusted EBITDA:
Net Income, per above	$61,464
Adjustments:
Other expense, net	6,359
Interest expense, net	5,170
Provision for income taxes	(624)
Discontinued operations, net of income taxes	44
Operating Income	$73,661	$2,573	$76,234	$(3)	$76,231
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			16,219		16,219
Share-based compensation, net			6,137		6,137
Other expense, net (h)			(1,155)		(1,155)
Adjusted EBITDA			$97,435	$(3)	$97,432

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (i):
KATE SPADE North America			$91,027	$143	$91,170
KATE SPADE International (j)			4,482	171	4,653
Adelington Design Group			1,795	(317)	1,478
Other (k)			131		131
Adjusted EBITDA			$97,435	$(3)	$97,432

Adjusted EBITDA Margin
KATE SPADE North America			24.5%		24.5%
KATE SPADE International (j)			8.6%		9.1%
Adelington Design Group			32.3%		26.6%
Kate Spade & Company			22.7%		22.8%

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $2,370; and (ii) store closure, other brand-exiting and acquisition related costs of $203.

(c)

Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)

Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.  This is presented in order to provide adjusted results on a comparable basis to its 2016 results.

(e)

Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.4 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company's valuation allowance or potential use of its net operating loss carryforwards.

(f)	Adjusted diluted earnings per share for the three months ended January 2, 2016 are based on 128,267 shares outstanding.
(g)	Excludes amortization included in Interest expense, net.
(h)

Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $3,908 and restructuring charges of $1,296 included in equity in the losses of equity method investees.

(i)

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments. The costs of all corporate departments that serve the respective segment are fully allocated, other than non-cash share-based compensation expense. The Company does not allocate amounts reported below Operating income to its reportable segments, other than adjusted equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(j)	Amounts include equity in the adjusted losses of equity method investees of $1,286.
(k)	Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $3,908 and equity in the losses of equity method investees of $2,582.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

(Preliminary and Unaudited)

Twelve Months Ended
December 31, 2016
(52 Weeks)

Total Net Sales	$1,381,478
KATE SPADE North America	1,156,373
KATE SPADE International	201,834
Adelington Design Group	23,271

Gross Profit	826,920

SG&A	643,307

Operating Income	$183,613

Other expense, net	(8,270)
Interest expense, net	(19,714)
Provision for income taxes	4,071
Income from Continuing Operations	$151,558

Discontinued operations, net of income taxes	2,024

Net Income	$153,582

Basic Earnings per Common Share from Continuing Operations	$1.18
Diluted Earnings per Common Share from Continuing Operations	$1.17

Reconciliation of Adjusted Income from Continuing Operations:
Net Income, per above	$153,582
Less: discontinued operations, net of income taxes	(2,024)
Adjustment to provision for income taxes	(60,931)
Adjusted Income from Continuing Operations (a)	$90,627

Adjusted Basic Earnings per Common Share from Continuing Operations	$0.71
Adjusted Diluted Earnings per Common Share from Continuing Operations (b)	$0.70

Reconciliation of Adjusted EBITDA:
Net Income, per above	$153,582
Adjustments:
Depreciation and amortization, asset impairments and losses on asset disposals, net (c)	54,986
Share-based compensation	27,139
Foreign currency adjustments, net	3,680
Interest expense, net	19,714
Provision for income taxes	(4,071)
Discontinued operations, net of income taxes	(2,024)
Adjusted EBITDA	$261,148

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (d):
KATE SPADE North America	$226,385
KATE SPADE International (e)	27,889
Adelington Design Group	5,014
Other (f)	1,860
Adjusted EBITDA	$261,148

Adjusted EBITDA Margin
KATE SPADE North America	19.6%
KATE SPADE International (e)	13.8%
Adelington Design Group	21.5%
Kate Spade & Company	18.9%

(a)

Adjusted amount represents pretax income multiplied by a normalized tax rate of 40.0%, plus $0.2 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(b)	Adjusted diluted earnings per share for the twelve months ended December 31, 2016 are based on 129,164 shares outstanding.
(c)	Excludes amortization included in Interest expense, net.
(d)

Segment Adjusted EBITDA excludes (i) depreciation and amortization and (ii) losses on asset disposals and impairments. The costs of all corporate departments that serve the respective segment are fully allocated, other than non-cash share-based compensation expense. The Company does not allocate amounts reported below Operating income to its reportable segments, other than equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(e)	Amounts include equity in the losses of equity method investees of $6,450.
(f)	Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $3,680 and equity in the losses of equity method investees of $6,450.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

(Unaudited)

		Streamlining			Adjusted Results
		Initiatives and JV		Results of Wind-Down	(Excluding Wind-
	Reported (a)	Termination Fee (b)	Adjusted Results	Operations (c)	Down Operations) (d)
Twelve Months Ended January 2, 2016 (52 Weeks)
Total Net Sales	$1,242,720		$1,242,720	$(27,309)	$1,215,411
KATE SPADE North America	1,031,123		1,031,123	(12,891)	1,018,232
KATE SPADE International	188,151		188,151	(12,701)	175,450
Adelington Design Group	23,446		23,446	(1,717)	21,729

Gross Profit	754,107		754,107	(11,389)	742,718

SG&A	687,709	$(61,317)	626,392	(15,066)	611,326

Operating Income	$66,398	$61,317	$127,715	$3,677	$131,392

Other expense, net	(11,137)	5,830	(5,307)		(5,307)
Loss on settlement of note receivable	(9,873)	9,873	—		—
Interest expense, net	(19,152)		(19,152)		(19,152)
Provision for income taxes (e)	4,528	37,412	41,940	1,471	43,411
Income from Continuing Operations	$21,708	$39,608	$61,316	$2,206	$63,522

Discontinued operations, net of income taxes	(4,621)

Net Income	$17,087

Basic Earnings per Common Share from Continuing Operations	$0.17		$0.48		$0.50
Diluted Earnings per Common Share from Continuing Operations (f)	$0.17		$0.48		$0.50

Reconciliation of Adjusted EBITDA:
Net Income, per above	$17,087
Adjustments:
Other expense, net	11,137
Loss on settlement of note receivable	9,873
Interest expense, net	19,152
Provision for income taxes	(4,528)
Discontinued operations, net of income taxes	4,621
Operating Income	$66,398	$61,317	$127,715	$3,677	$131,392
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			51,699	(550)	51,149
Share-based compensation, net (h)			25,271		25,271
Other expense, net (i)			(4,910)		(4,910)
Adjusted EBITDA			$199,775	$3,127	$202,902

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (j):
KATE SPADE North America			$177,593	$3,074	$180,667
KATE SPADE International (k)			17,697	646	18,343
Adelington Design Group			4,523	(593)	3,930
Other (l)			(38)		(38)
Adjusted EBITDA			$199,775	$3,127	$202,902

Adjusted EBITDA Margin
KATE SPADE North America			17.2%		17.7%
KATE SPADE International (k)			9.4%		10.5%
Adelington Design Group			19.3%		18.1%
Kate Spade & Company			16.1%		16.7%

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $35,395; (ii) store closure, other brand-exiting and acquisition related credits of $(78); and (iii) a $26,000 charge related to the termination of certain contracts with the Company’s former joint venture partner in China.

(c)

Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)

Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.  This is presented in order to provide adjusted results on a comparable basis to its 2016 results.

(e)

Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.6 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company's valuation allowance or potential use of its net operating loss carryforwards.

(f)	Adjusted diluted earnings per share for the twelve months ended January 2, 2016 are based on 128,222 shares outstanding.
(g)	Excludes amortization included in Interest expense, net.
(h)	Excludes $0.3 million of share-based compensation expense that was classified as restructuring.
(i)

Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $4,405 and restructuring charges of $1,822 included in equity in the losses of equity method investees.

(j)

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26,000 charge in the twelve months ended January 2, 2016 to terminate contracts with the Company’s former joint venture partner in China. The costs of all corporate departments that serve the respective segment are fully allocated, other than non-cash share-based compensation expense. The Company does not allocate amounts reported below Operating income to its reportable segments, other than adjusted equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(k)	Amounts include equity in the adjusted losses of equity method investees of $4,872.
(l)	Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $4,405 and equity in the losses of equity method investees of $6,694.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands)

(Preliminary and Unaudited)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations(a) in 2015.

	Three Months Ended
	December 31, 2016	January 2, 2016	Variance
	(13 Weeks)	(13 Weeks)	$	%
Total Company
Net Sales as reported	$470,837	$428,958	$41,879	9.8%
Less: Net sales for wind-down operations (a)	—	(1,153)
Adjusted Net Sales	$470,837	$427,805	$43,032	10.1%

KATE SPADE North America
Net Sales as reported	$406,584	$371,314	$35,270	9.5%
Less: Net sales for wind-down operations (a)	—	89
Adjusted Net Sales	$406,584	$371,403	$35,181	9.5%

KATE SPADE International
Net Sales as reported	$58,576	$52,095	$6,481	12.4%
Less: Net sales for wind-down operations (a)	—	(1,242)
Adjusted Net Sales	$58,576	$50,853	$7,723	15.2%

Adelington Design Group
Net Sales as reported	$5,677	$5,549	$128	2.3%
Less: Net sales for wind-down operations (a)	—	—
Adjusted Net Sales	$5,677	$5,549	$128	2.3%

(a)    Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands)

(Preliminary and Unaudited)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations(a) in 2015.

	Twelve Months Ended
	December 31, 2016	January 2, 2016	Variance
	(52 Weeks)	(52 Weeks)	$	%
Total Company
Net Sales as reported	$1,381,478	$1,242,720	$138,758	11.2%
Less: Net sales for wind-down operations (a)	—	(27,309)
Adjusted Net Sales	$1,381,478	$1,215,411	$166,067	13.7%

KATE SPADE North America
Net Sales as reported	$1,156,373	$1,031,123	$125,250	12.1%
Less: Net sales for wind-down operations (a)	—	(12,891)
Adjusted Net Sales	$1,156,373	$1,018,232	$138,141	13.6%

KATE SPADE International
Net Sales as reported (b)	$201,834	$188,151	$13,683	7.3%
Less: Net sales for wind-down operations (a)	—	(12,701)
Adjusted Net Sales (b)	$201,834	$175,450	$26,384	15.0%

Adelington Design Group
Net Sales as reported	$23,271	$23,446	$(175)	(0.7)%
Less: Net sales for wind-down operations (a)	—	(1,717)
Adjusted Net Sales	$23,271	$21,729	$1,542	7.1%

(a)    Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)    Includes $6.4 million of net sales for the twelve months ended January 2, 2016 related to the Hong Kong, Macau and Taiwan territories, which were converted to a joint venture in the first quarter of 2015.